LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, that the undersigned's hereby makes, constitutes and appoints Elizabeth Vonne, Rory O'Byrne and Cindy Pitrat as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Advanced Energy
Industries, Inc, a Delaware corporation (the "Company"), with the United States
Securities and Exchange Commission, any national securities exchanges and the
Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

	The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of May 2022.




                                         /s/ Eduardo Bernal Acebedo


SINGAPORE


	On this 26th day of May 2022, Eduardo Bernal Acebedo personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    L. Kuppanchetti Nadimuthu, Notary Public
                                    #NP2022/0046 1 Apr 2022 - 31 Mar 2023
                                    My Commission Expires 31st March 2023

NOTARIAL CERTIFICATE

TO ALL TO WHOM these presents shall come

I, L. Kuppanchetti Nadimuthu, NOTARY PUBLIC duly admitted, authorized to practice in the Republic of Singapore, DO HEREBY CERTIFY that I was present on the 26th of May 2022 at Singapore and did then and there see the within written LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS signed by, Eduardo Bernal Acebedo and that the signature of Eduardo Bernal Acebedo subscribed to the said LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS is of the proper respective handwriting of Eduardo Bernal Acebedo.

IN FAITH AND TESTIMONY whereby I the said notary have subscribed my name and set and affixed my seal this 26th day of May 2022.

                                    L. Kuppanchetti, Notary Public
                                    NP2022/0046
                                    1 Apr 2022 - 31 Mar 2023

By virtue of Rule 8(3)(c) of the Notaries Public Rules, a Notarial Certificate must be authenticated by the Singapore Academy of Law in order to be valid.

With effect from 16 September 2021, a Notarial Certificate shall be deemed to be validly authenticated by the affixing of an Apostille to the back of the Notarial Certificate.

APOSTILLE
(Convention de La Haye du 5 Octobre 1961)

This Apostille only certifies the authenticity of the signature seal or stamp and the capacity of the person who has signed the attached Singapore public document, and, where appropriate, the identity of the seal or stamp. It does not certify the authenticity of the underling document

If this document is to be used in a county not party to the Hague Convention of the 5th of October 1961, it should be presented to the consular section of the mission representing that country

Verification Code 31943462

1.  Country:  Singapore

  This public document
2.  Has been signed by:  L. Kuppanchetti Nadimuthu
3.  Acting in the capacity of:  Notary Public
4.  Bears the seal/stamp of:  Notary Public
  Certified
5   At:  Singapore Academy of Law
6.  The: 27th May 2022
7.  By:  Melissa Goh, Head of Statutory Services, SAL
8.  No:  AC0M4305SE
9.  Seal/Stamp:  (provided)
10: /s/ Melissa Goh